UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37986 (Commission File Number)	47-4219082 (I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida (Address of Principal Executive Offices)	33156 (Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry in a Material Definitive Agreement.

On April 29, 2019, International Money Express, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of January 19, 2017 (the “Warrant Agreement”), by and between the Company and the Warrant Agent, which governs all of the Company’s publicly traded warrants and privately held warrants (the “Warrants”). The Warrant Amendment amends the Warrant Agreement to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer (as defined below) to be converted into a combination of 0.181 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and $1.00 in cash, without interest (the “Conversion Consideration”). The Company has the right to require the exchange of not less than all of the outstanding Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The Company intends to exchange all remaining untendered Warrants for the Conversion Consideration in accordance with the terms of the Warrant Agreement, as amended, on or about May 20, 2019.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On April 29, 2019, the Company completed the conditions with respect to additional term loans in an aggregate amount of $12,000,000 (the “Incremental Term Loan”) made by certain lenders under the Credit Agreement, dated as of November 7, 2018, as amended on December 7, 2018, by and among the Company, certain of its domestic subsidiaries, KeyBank National Association as administrative agent and a group of banking institutions as lenders (the “Credit Agreement”).  Under the terms of the Credit Agreement, incremental loans may be requested by the Company in an aggregate amount of up to $30,000,000.  The funding of the Incremental Term Loan was subject to compliance with certain conditions set forth in an Increase Joinder No. 1 to Credit Agreement, dated March 25, 2019 (the “Increase Joinder”).  The proceeds of the Incremental Term Loan will be used to pay the cash portion of the Exchange Consideration (as defined below) and the Conversion Consideration, to pay expenses associated with the Offer, and for working capital purposes.  Pursuant to the terms of the Credit Agreement, the Incremental Term Loan constitutes an increase in the amount of the term loan outstanding under the Credit Agreement to an aggregate of approximately $100,875,000 and will be subject to the same interest rate and other terms applicable to such outstanding term loan.  The Increase Joinder also sets forth the amended repayment dates for the outstanding term loan under the Credit Agreement.

The foregoing description of the Increase Joinder is qualified in its entirety by reference to the Increase Joinder, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K relating to the Warrant Amendment is incorporated by reference in this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, in connection with the Company’s offer to each holder of the Warrants to receive a combination of 0.201 shares of its Common Stock and $1.12 in cash, without interest (the “Exchange Consideration”) in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the outstanding Warrants to approve the Warrant Amendment.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Standard Time on April 25, 2019. A total of 8,916,465 Warrants, or approximately 99.51 % of the 8,959,999 outstanding Warrants, were validly tendered and not withdrawn in the Offer, excluding 4,507 Warrants that were tendered through a notice of guaranteed delivery. Because consents were received from holders of more than 65% of the outstanding Warrants, the Warrant Amendment was approved. The Company currently intends to exchange all remaining untendered Warrants for shares of Common Stock in accordance with the terms of the Warrant Agreement, as amended, on or about May 20, 2019.  However, the Company is not required to exchange the Warrants under the Warrant Amendment and there is no assurance that it will do so.

The Company expects to issue an aggregate of 1,792,193 shares of Common Stock and pay approximately $9,986,440.80 in cash in exchange for the Warrants tendered in the Offer, resulting in a total of 37,974,976 shares of Common Stock outstanding following such issuance (exclusive of any shares of Common Stock that may be issued as part of the Conversion Consideration in the event that the Company exercises its rights under the Warrant Amendment).  In conformance with the terms of the Offer, no fractional shares will be issued, and holders of Warrants who would otherwise be entitled to receive a fraction of a share are being paid cash in lieu of that fraction.

Item 8.01.	Other Events.

On April 30, 2019, the Company issued a press release announcing the final results of the Offer and the Consent Solicitation.  The Company also announced that it intends to exchange all remaining untendered Warrants for shares of Common Stock in accordance with the terms of the Warrant Agreement, as amended, on April 29, 2019.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated April 29, 2019, by and between the International Money Express, Inc. and Continental Stock Transfer & Trust Company.

10.2
Increase Joinder No. 1 to Credit Agreement, dated March 25, 2019, by and among International Money Express, Inc., as Holdings, International Money Express Sub 2, LLC, as Intermediate Holdings, Intermex Holdings, Inc., as the Term Borrower, Intermex Wire Transfer, LLC, as the Revolver Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent.

99.1	Press release, dated April 30, 2019, issued by International Money Express, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: April 30, 2019	By:	/s/ Robert Lisy
	Name:	Robert Lisy
	Title:	President and Chief Executive Officer